UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 7, 2005


                             LCC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



               Delaware                 0-21213              54-1807038
     (State or other jurisdiction     (Commission           (IRS Employer
           of incorporation)         File Number)      Identification Number)



    7925 Jones Branch Drive, McLean, VA                          22102
   (Address of principal executive offices)                    (Zip Code)



      (Registrant's telephone number, including area code): (703) 873-2000


                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 3.01.  Notice of Failure to Satisfy a Continued Listing Rule.


On June 7, 2005, LCC International, Inc. (the "Company") received a letter from the National Association of Securities Dealers (NASD) notifying the Company that it was not in compliance with NASDAQ Marketplace Rule 4350(d)(2)(A) which requires all issuers to have at least three members serving on their Audit Committee. The Company currently has only two members on its Audit Committee following the departure of Board of Directors and Audit Committee Member, Steven
J. Gilbert as a result of his decision not to stand for re-election at the Company's May 25, 2005 Annual Shareholder's Meeting. Under applicable NASD rules, the Company has a grace period until its next annual shareholder's meeting or May 25, 2006, whichever comes first, in order to name a third member to the Audit Committee.

The Company is seeking to fill its vacancy on the Board of Directors and Audit Committee resulting from Mr. Gilbert's decision not to stand for re-election and efforts are currently underway to interview qualified candidates who may serve on the Board and this Committee.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LCC INTERNATIONAL, INC.


Date:  June 13, 2005             By:    /s/ Peter A. Deliso
                                     ---------------------------------------
                                     Peter A. Deliso
                                     Interim-Chief Executive Officer
                                     Vice President, General Counsel and
                                     Secretary

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